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EXHIBIT 23.2--CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of First Financial Bancorp. of our report, dated January 15, 1999, on the consolidated financial statements of Sand Ridge Financial Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.




                                                CROWE, CHIZEK AND COMPANY LLP


South Bend, Indiana
April 7, 1999